EXHIBIT 99.1

RenovaCare Elects Alan L. Rubino to Chairman of the Board of Directors

ROSELAND, N.J., Oct. 05, 2020 (GLOBE NEWSWIRE) -- RenovaCare, Inc. (Symbol: RCAR), developer of patented technologies for spraying self-donated stem cells for the regeneration of skin and other organs and tissues, today announced that Alan L. Rubino, Chief Executive Officer and President, has been elected to the additional role of Chairman of the Board of RenovaCare effective October 1, 2020. Mr. Rubino replaces Harmel S. Rayat as Chairman of the Board, who resigned from the Board and as Chairman on the same date.

Mr. Rubino was named President and CEO, and a member of the Company’s Board of Directors, in November 2019 to build a highly experienced leadership team with a proven track record to focus the Company on its planned transition from a pre-clinical stage to a development/commercial stage entity.

Mr. Rubino stated, “On behalf of the entire RenovaCare organization, I wish to thank Mr. Rayat for his many years of unwavering support and capital investment, crucial for the development of our CellMist™ and SkinGun™ regenerative technology platforms.”

Addressing his departure from the Company, Mr. Rayat commented, “In addition to making a significant investment to finance the development of the Company’s breakthrough technology, I endeavored to find a highly competent CEO that could take RenovaCare to the next level. Over the last year, Alan and his expanded management team have exceeded both the Board’s expectations and mine, and their extensive experience and wide-ranging capabilities have now allowed me to devote more time to my family office portfolio. As a long-time stockholder, I remain an ardent supporter of Alan and his entire team and look forward to the day that the SkinGun™ becomes the treatment of choice for patients everywhere suffering from severe burns and wounds.”

“We wish Mr. Rayat continued success in his future business endeavors,” concluded Mr. Rubino.

About RenovaCare
RenovaCare, Inc. is developing first-of-its-kind autologous (self-donated) stem cell therapies for the regeneration of human organs. Its initial product under development targets the body’s largest organ, the skin. The company’s flagship technology, the CellMist™ System, uses its patented SkinGun™ to spray a liquid suspension of a patient’s stem cells – the CellMist™ Solution – onto wounds.

RenovaCare is developing its CellMist™ System as a promising new alternative for patients suffering from burns, chronic and acute wounds, and scars. In the US alone, this $45 billion market is greater than the spending on high-blood pressure management, cholesterol treatments, and back pain therapeutics.

RenovaCare products are currently in development. They are not available for sale in the United States. There is no assurance that the Company’s planned or filed submissions to the U.S. Food and Drug Administration will be accepted or cleared by the FDA.

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Legal Notice Regarding Forward-Looking Statements
No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although RenovaCare, Inc. (the “Company”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: the timing and success of clinical and preclinical studies of product candidates, the potential timing and success of the Company’s product programs through their individual product development and regulatory approval processes, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, obsolescence of the Company’s technologies, technical problems with the Company’s research, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company’s operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company’s ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, and other risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that the Company will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.